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                               PRICING SUPPLEMENT

                                                    Registration No.333-08369-01
                                                Filed Pursuant to Rule 424(b)(2)

                           UNITED PARCEL SERVICE, INC.

                                    UPS NOTES



Pricing Supplement No. 5                                     Trade Date: 2/12/01
(To Prospectus dated March 22, 2000 and Prospectus           Issue Date: 2/15/01
Supplement dated January 29, 2001)

The date of this Pricing Supplement is February 15, 2001

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

  CUSIP
    or
Common Code    Principal Amount   Interest Rate    Maturity Date    Price to Public
-----------    ----------------   -------------    -------------    ---------------

 91131UAE4       $1,470,000.00        5.50%          08/15/06            100%

Interest Payment
   Frequency                               Subject to        Dates and terms of redemption
  (begin date)       Survivor's Option     Redemption        (including the redemption price)
----------------     -----------------     ----------        --------------------------------
    8/15/01                 Yes                Yes                 100%         2/15/02
 semi-annually                                                   semi-annually thereafter

                    Discounts and
Proceeds to UPS      Commissions       Reallowance         Dealer           Other Terms
---------------     -------------      -----------         ------           -----------
 $1,457,064.00         $12,936            $1.00         ABN AMRO Inc.
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